Share Sale Agreement (China)

Date: 1 June 2006

Parties: MedAire, Inc (ARBN 103 340 227) of 80 East Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA (the Vendor)

David Wai Ming Wong of 7 Brandon Street, South Perth, Western Australia, 6151, Australia (the Purchaser)

Recitals

A.	The Vendor is the legal and beneficial owner of the Sale Shares.

B.	The Purchaser (or persons affiliated with it) established, and has been responsible for running, the Company’s business in the People’s Republic of China.

C.	The Vendor now wishes to sell and the Purchaser wishes to purchase the Sale Shares pursuant to this Agreement.

Operative Provisions

1.	Interpretation

Definitions

1.1	In this Agreement, unless the context otherwise requires:

“Approval Documentation” means evidence reasonably satisfactory to the Purchaser that

Vendor’s execution, delivery and performance of this Agreement, including the sale and

Purchase of the Sale Shares under this Agreement, has been duly authorized by

Vendors’ board of directors and (if required) shareholders, and the Purchaser hereby acknowledges such evidence has been given to it by the Vendor to its reasonable satisfaction.

“Business Day” means a day that is not a Saturday, Sunday or a public holiday or bank holiday in Singapore.

“Claim” means any claim, cost, damages, debt, expense, tax, goods and services (value

added)	or similar tax, any related interest, expense, fine, penalty or other charge on any tax, goods and services (value added) or similar tax, or liability, loss, allegation, suit action, demand, cause of action or proceeding of any kind irrespective of:

(a)	how or when it arises;

(b)	whether it is actual or contingent;

(c)	whether or not it is in respect of legal or other costs, damages, expenses, fees or losses;

(d)	whether or not it is in respect of a breach of trust or of a fiduciary or other duty or obligation; and

(e)	whether or not it arises at law or in any other way.

“Company” means Global Doctor Pty Limited (ABN 20 007 553 979) incorporated in Australia.

“Company Group Structure Chart” means the chart set out in Annexure 5 specifying the ownership interest of the Company in any other companies.

“Completion” means completion of the sale and purchase of the Sale Shares under this Agreement.

“Completion Date” means 12 June 2006 or such other date as is agreed by the parties in writing.

“Deposit” means US$50,000 required to be paid and was paid by the Purchaser to the Vendor upon the execution of the 27 January 2006 Share Sale Purchase Agreement by the parties.

“Escrow Agent” means Messrs Rodyk & Davidson, Solicitors for the Vendor

Excluded Entities means PT Global Doctor (Indonesia), Global Doctor Ltd (Thailand) and GD Communications (Malaysia).

“Last Accounts” means the consolidated statement of financial position of the Company as at the Last Accounts Date (31 December 2005) and the statement of financial performance of the Company for the period ended on the Last Accounts Date, true copies of which are set out in Annexure 4.

“Last Accounts Date” means 31 December 2005.

“Preferred Provider Agreement” means the agreement in the form attached as Annexure 3.

“Purchase Price” means US$315,000.

“Sale Shares” means all of the issued shares in the capital of the Company, as detailed in Annexure 2.

“Third Party Interest” means any security interest, lease, license, option, voting arrangement, easement, covenant, notation, restriction, interest under any agreement, interest under any trust, or other right, equity, entitlement or other interest of any nature held by a third party.

“2006 Accounts” means that portion of the unaudited financial statements of the Company for the calendar quarter ended on 31 March 2006 that relates to Global Telecommunications Network Technology (Nanjing) Limited, as set out in Annexure 4.

“US$” means the lawful currency of the United States of America.

“Warranties” means the representations and warranties made by the Vendor under clause 4.1 and “Warranty” means any one of them.

Interpretation

1.2	In this Agreement, unless the context otherwise requires:

(a)	a reference:

(i)	to the singular includes the plural and vice versa;

(ii)	to a gender includes all genders;

(iii)	to a document (including this Agreement) is a reference to that document (including any Schedules and Annexures as amended, consolidated, supplemented, novated or replaced;

(iv)	to an agreement includes any deed, agreement or legally enforceable arrangement or understanding or understanding whether written or not;

(v)	to parties means the parties to this Agreement and to a party means a party to this Agreement;

(vi)	to a person (including any party) includes:

(A)	a reference to an individual, company, body corporate, association, partnership, firm, joint venture, trust or government or agency as the case requires; and

(B)	the person’s successors, permitted assigns, executors and administrators;

(vii)	to a law:

(A)	includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;

(B)	is a reference to that law as amended, consolidated, supplemented or replaced; and

(C)	is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

(viii)	to proceedings includes litigation, arbitration and investigation;

(ix)	to a judgment includes an order, injunction, decree, determination or award of any court or tribunal;

(x)	to time is a reference to Singapore time.

(b)	headings are for a convenience only and are ignored in interpreting this Agreement;

(c)	a warranty, representation, covenant, or obligation given or entered into by more than one person binds them jointly and severally;

(d)	if a period of time is specified and dates from, after or before, a given day or the day of an act or event, it is to be calculated exclusive of that day;

(e)	the word “including” or “includes” means “including but not limited to” or “including without limitation”;

(f)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning; and

(g)	this Agreement must not be construed adversely to a party solely because that party was responsible for preparing it.

2. Sale of Shares

2.1	Subject to clause 2.2, the Vendor agrees to sell the Sale Shares and the Purchaser agrees to purchase the Sale Shares for the Purchase Price, free from all Third Party Interests on the terms and conditions of this Agreement.

2.2	Completion under this Agreement is subject to and conditional upon:

(a)	the ownership interests of the Company in other companies being as specified in the Company Group Structure Chart; and

(b)	the Vendor providing to the Purchaser evidence of all transfer documentation reasonably required by the Vendor to confirm the accuracy of the information specified in the Company Group Structure Chart.

3. Completion and Payments

Deposit

3.1	The Deposit shall be applied by the Vendor towards the Purchase Price.

Date and place of Completion

3.2	Completion will take place in Singapore on the Completion Date , or at such other place as the parties may agree.

Obligations of the parties on Completion

3.3 Prior to Completion:

(a)	the Purchaser will furnish the Escrow Agent with the Purchase Price (and additional funds to cover bank charges), so that the Escrow Agent will be in a position to release the Purchase Price to the Vendor on Completion.

(b)	the Vendor will furnish the Escrow Agent with the documents referred to in Clause 3.4(b), so that the Escrow Agent will be in a position to release these documents to the Purchaser on Completion.

3.4 At Completion:

(a) the Purchaser must:

(i) authorize the Escrow Agent to pay the Purchase Price (less the Deposit) to the Vendor by electronic funds transfer or any other means to be agreed by the parties (the Purchaser to inform the Vendor prior to the Completion the location from which the balance of the Purchase Price will be sent); and

(ii) authorize the Escrow Agent to deliver to the Vendor a counterpart of the Preferred Provider Agreement duly executed by the Purchaser; and

(b) the Vendor must:

(i) authorize the Escrow Agent to deliver to the Purchaser:

(A) a transfer of the Sale Shares duly executed by the Vendor in favour of the Purchaser accompanied by the relevant share certificate or a statutory declaration or certificate of lost certificate representation;
(B)the executed resignations of each of the directors and secretary of the Company (other than any continuing officers), effective from the close of the meeting referred to in clause 3.4 (b)(ii); and
(C)a counterpart of the Preferred Provider Agreement duly executed by the Vendor (or its designee); and

(ii) authorise the Escrow Agent to deliver to the Purchaser the original copy of a meeting of the directors of the Company to be held and to obtain at that meeting:

(A) approval for registration of the transfers of the Sale Shares subject to payment of any stamp duty;
(B) the appointment of those persons who the Purchaser nominates, and who have consented in writing to act, as directors of the Company; and
(C) the resignation of the existing directors and secretaries of the Company.

4. Warranties

Warranties

4.1	Subject to clause 4.9, the Vendor represents and warrants to the Purchaser that each statement contained in Annexure 1 is now and will at Completion be true, accurate and not misleading in all material respects.

4.2	Each Warranty is separate and independent and other than as expressly provided is not limited by reference to any other Warranty or provision of this Agreement.

No reliance and waiver by Purchaser

4.3	The Purchaser acknowledges and agrees that:

(a)	in purchasing the Sales Shares, except for the Warranties (which the Purchaser has relied upon in entering into this Agreement), it has not relied on any information, representations, warranties, terms, conditions or statements (whether express, implied, written, oral, collateral, statutory or otherwise) concerning the Company (collectively Statements) and all such Statements are excluded to the maximum extent permitted by law; and

(b)	it will not make, and waives any right it may have to make, any Claim against Vendor or any of its representatives under any of the Corporations Act 2001, the Australian Securities and Investments Commission Act 2001, the Trade Practices Act (including sections 51A and 52), or the corresponding provision of any other Commonwealth state or territory enactment or Australia or any US law (including without limitation any US securities law or Nevada corporations law), for any Statement (except for the Warranties) made in relation to this Agreement or the transactions contemplated by it.

Time Limit for Claims

4.4	Any liability of the Vendor under the Warranties will cease 3 months after Completion, except for matters which have been the subject of a bona fide written claim made by the Purchaser to the Vendor before that date and about which legal proceedings are commenced with a Court of competent jurisdiction within 3 months after the end of that 3-month period.

Minimum limit on Claims

4.5	The Vendor will not be liable to the Purchaser for any Claim with respect to a matter unless the amount of the Claim exceeds US$10,000.

Maximum Limit of Claims

4.6	The Vendor’s maximum liability to the Purchaser howsoever arising, including for all breaches of this Agreement (including, without limitation, liability in relation to a Warranty), is US$150,000.

Third Party Recovery

4.7	If the Purchaser or the Company is entitled to recover any sums (whether by payment, discount, credit or otherwise) from any third party in relation to any matter about which a Claim could be made against the Vendor by the Purchaser, the Vendor is not liable to the Purchaser for that Claim unless:

(a)	the Purchaser makes or causes the Company to make a demand against that third party and diligently pursues that demand to obtain an appropriate remedy for that demand before making any Claim, and any sum recovered will reduce the amount of that Claim; and

(b)	the Purchaser assigns to the Vendor the benefit of any debts, claims or other choses-in-action for which and to the extent that the Vendor has satisfied a Claim by the Purchaser against the Vendor.

Right to Reimbursement

4.8	The Purchaser must reimburse to the Vendor an amount equal to any sum paid by the Vendor about any Claim which is subsequently recovered by or paid to the Purchaser by any third party (including any insurer).

Purchaser’s acknowledgement

4.9	The Purchaser acknowledges that the 2006 Accounts are being provided to it for informational purposes only, and that no Warranty is being given in relation to the 2006 Accounts and that the Vendor will not be liable to the Purchaser for any Claim in relation to the 2006 Accounts.

Purchaser’s warranty

4.10	The Purchaser warrants that to the best of his knowledge he is not aware of any matter pertaining specifically to the operations of Global Doctor Network Nanjing Pty Ltd (Nanjing) which would materially adversely affect the accuracy of the warranty given by the Vendor under item 1.13 of Annexure 1 insofar as that warranty pertains to the affairs of Nanjing.

Survival

4.11 Clauses 4.3 to 4.11 will survive any termination of this Agreement.

5. Post Completion Obligations

Management of Vendor’s clients after Completion

5.1	The parties agree to work with each other in good faith to continue after Completion to coordinate the management of those of the Vendor’s clients which as at Completion have operations in the People’s Republic of China.

Access to information and assistance

5.2	The Purchaser undertakes to provide the Vendor with access to and copies of any of the books and records of the Company which the Vendor requires for legal, auditing or tax purposes, and to provide the Vendor with such information and assistance as the Vendor or its auditor reasonably requires to comply with any legal or reporting obligations, including any tax filings, or to complete the audit (as it relates to the Company and its subsidiaries) of the Vendor’s accounts for the calendar year in which Completion occurs.

6.	Disclosures and Announcements

Provisions to remain confidential

6.1	A party must not disclose or announce to any person the negotiations leading to this Agreement or the provisions of this Agreement except:

(a)	to those of its employees, officers, professional or financial advisers and bankers as the party reasonably thinks necessary but only on a strictly confidential basis; and

(b)	if disclosure is required by law: The parties acknowledge that Vendor intends to file a copy of this Agreement with the U.S. Securities and Exchange Commission and the Australian Stock Exchange.

Survival of obligations

6.2	This clause 6 will survive any termination of this Agreement.

7. Notices

Requirements

7.1	All notices must be in legible writing and in English, and addressed to the recipient at the address or facsimile number set out below or to such other address or facsimile number as that party may notify to the other party:

to the Vendor:
Address:
80 East Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA
Attention:
Corporate Secretary
Facsimile no: 480 333 3831

to the Purchaser:
Address:
7 Brandon Street, South Perth, Western Australian, 6151, Australia
Attention:
David Wai Ming Wong
Facsimile no:

Receipt

7.2	Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice will be deemed to be duly received:

(a)	if sent by hand when left at the address of the recipient;

(b)	if sent by pre-paid post, 3 days (if posted within Australia to an address in Australia or 10 days (if posted from one country to another) after the date of posting; or

(c)	if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the whole facsimile was sent to the recipient’s facsimile number, but if a notice is served by hand, or is received by the recipient’s facsimile on a day which is not a Business Day, or after 5.00 pm on a Business Day, recipient’s local time, the notice is deemed to be duly received by the recipient at 9.00 am on the first business day after that day.

8. General Provisions

Costs

8.1	Each party must pay its own costs in respect of this Agreement except that the Purchaser must pay all stamp duty and goods and services tax payable on this Agreement, the transfer of the Sale Shares and any other documents or transactions contemplated by this Agreement.

Invalid or unenforceable provisions

8.2	If a provision of this Agreement is invalid or unenforceable in a jurisdiction:

(a)	it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)	it does not affect the validity or enforceability of:

(i) that provision in another jurisdiction; or

(ii)	the remaining provisions.

Waiver and exercise of rights

8.3	A waiver by a party of a provision or of a right under this Agreement is binding on the party granting the waiver only if it is given in writing and is signed by the party or an officer of the party granting the waiver.

8.4	A waiver is effective only in the specific instance and for the specific purpose for which it is given.

8.5	A single or partial exercise of a right by a party does not preclude another or further exercise of that right or the exercise of another right.

8.6	Failure by a party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

Amendment

8.7	This Agreement may be amended only by a document signed by both parties.

Counterparts

8.8	This Agreement may be signed in counterparts and all counterparts taken together constitute one document.

Further assurances

8.9	Each party must, at its expense, whenever requested by the other party, promptly do or arrange for others to do everything reasonably necessary to give full effect to this Agreement and the transactions contemplated by this Agreement.

Assignment

8.10	A party must not transfer, assign, create an interest in or deal in any other way with any of its rights under this Agreement without the prior written consent of the other party.

Entire agreement

8.11	This Agreement is the entire agreement of the parties about the subject matter of this Agreement.

Jurisdiction

8.12	Each party irrevocably and unconditionally:

(a)	submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia; and

(b)	waives any claim or objection based on absence of jurisdiction or inconvenient forum,

Governing law

8.13 This Agreement is governed by the laws of New South Wales, Australia.

9. Intellectual Property

9.1	Prior to Completion, the Parties agree to procure that the Company grants to the Vendor and the Excluded Entities a perpetual, irrevocable and royalty-free licence to use the “Global Doctor” name, together with any associated logos and trade marks exclusively for the operations of the Vendor and/or the Excluded Entities in Indonesia, Thailand, India and Malaysia (the Excluded Areas). .

9.2	The Vendor and the Purchaser acknowledge that there is no existing commercial relationship between the Purchaser and any third parties in the Excluded Areas which would be affected by the licence to be granted pursuant to clause 9.1.

9.3	Notwithstanding that the licence granted pursuant to clause 9.1 is intended to be legally binding on the parties, the parties agree that the relevant entities will enter into a formal licence agreement to more fully document the terms of the licence as soon as is practicable after execution of this Agreement.

Execution

Executed as an agreement.

Signed for and on behalf of
MEDAIRE, INC
by its duly authorized representative MR JAMES E. LARA
in the presence of:

_/s/ S. Sivanesan Signature of witness	/s/ James E. Lara Signature of authorized representative

Signed by MR DAVID WAI MING WONG
in the presence of:

_/s/ S. Sivanesan_____/s/ David Wai Ming Wong

Signature of witness Signature of authorized representative

Annexure 1

Warranties

Incorporation

1.1	The Company is duly incorporated and registered under the laws of Australia.

Sale Shares

1.2	The Vendor is the legal and beneficial owner of the Sale Shares free of all Third Party Interests.

1.3	The Sale Shares are fully paid and are all of the issued shares in the capital of the Company.

1.4	The Vendor is able to sell and transfer the Sale Shares without the consent of any other person and free of any pre-emptive rights or rights of first refusal.

Effect of this Agreement

1.5	The execution, delivery and performance by the Vendor of this Agreement complies with:

(a)	each law, regulation, authorization, ruling, judgement, order of decree of any government agency;

(b)	the constitution or other constituent documents of the Vendor; and

(c)	any Third Party Interest or document which is binding on the Vendor in relation to the Sale Shares and the Company.

1.6	The Vendor has taken all necessary actions to authorize the execution, delivery and performance of this Agreement in accordance with its terms, and is evidenced by the Approval Documentation provided by the Vendor to the Purchaser on or before the date of this Agreement.

1.7	The entry into and performance of this Agreement and all documents executed pursuant to this Agreement:

(a)	will not give rise to any contractual or other obligation of the Company to any person or entitle any person to require the performance of or compliance with any existing contractual or other obligation of the Company; and

(b)	will not entitle any person with whom the Company has a contract or arrangement of any kind to terminate that contract or arrangement or to impose less favourable terms on the Company.

The Company

1.8	The Company:

(a)	is duly registered, has full corporate power to own its assets and to carry on its business as now conducted;

(b)	has done everything necessary to do business lawfully in all jurisdictions in which (as at Completion) its business is carried on; and

(c)	at Completion will not have any subsidiaries other than those specified in the Company Group Structure Chart.

Absence of litigation

1.9	The Company is not engaged in any capacity in any prosecution, litigation, arbitration proceedings or administrative or governmental challenge or investigation (Litigation), and to the best of the Vendor’s knowledge no person for whom the Company may be vicariously liable is engaged in any capacity in any Litigation.

1.10	There is no Litigation pending against the Company, and to the best of the Vendor’s knowledge there is no Litigation threatened, anticipated or contemplated against the Company or any person for whom the Company may be vicariously liable.

1.11	To the best of the Vendor’s knowledge no fact or circumstance exists which may give rise to any Litigation which could materially affect the ability of the Company to continue to operate its business.

Material disclosure

1.12	All information concerning the Company or the Sale Shares supplied to the Purchaser or its agents, employees or advisers by the Vendors or their agents, employees or advisers is true, complete and accurate in all respects, and is not misleading or deceptive.

1.13	To the best of the Vendor’s knowledge nothing has been done or omitted to be done in relation to the Sale Shares or the Company which might materially adversely affect the interests of the Purchaser as an intending purchaser of the Sale Shares.

1.14	The Company has no liability, contingent liability nor debt whatsoever to the Vendor or a Vendor subsidiary or any third party, and to the best of the Vendor’s knowledge the Company has no such liability or debt to the Vendor bank, or an associate of the Vendor or any third party.

Last Accounts

1.15	The Last Accounts disclose a true and fair view of the financial position and assets and liabilities of the Company as at the Last Accounts Date, and the income, expenses and results of the operations of the Company for the period ended on that date.

1.16	The Last Accounts contain adequate provisions in respect of all other liabilities (whether actual, contingent, deferred or otherwise) of the Company as at the Last Accounts Date and proper disclosure (in note form) of any contingent or other liabilities not included or provided therein.

1.17	Except for matters disclosed by the Purchaser in writing to the Vendor prior to the date of this Agreement, (including the sale or transfer by the Company of the Excluded Entities), there has not since the Last Accounts Date been:

(a)	any material adverse change to the financial condition of or in the trading operations of the Company from that shown in the Last Accounts; or

(b)	any material change in the nature, amount valuation or basis of valuation of the assets or in the nature or amount of any liabilities of the Company.

Annexure 2

The Vendor and the Sale Shares

Company	Number (and %) of shares held by Vendor	Class of share

Global Doctor Pty Limited	584,413,039 (100%)	Ordinary

Annexure 3

Preferred Provider Agreement

THIS Agreement is effective (the “Effective Date”) between (“COMPANY”), a      , with its primary address at , and MedAire, Inc. a Nevada corporation located at 80 E. Rio Salado Parkway, Suite 610, Tempe, AZ 85281 (“MedAire”). COMPANY and MedAire are referred to herein as “the Parties.”

A. RECITALS.

1.0	MedAire owns and operates, among other things, a medical emergency advisory service (“MedLink”) for various medical events, such as medical emergencies.

2.0	COMPANY owns and operates medical clinics throughout Asia (“Global Doctor”).

3.0	Both Parties desire to utilize each others services exclusively.

4.0	Both Parties are willing to provide services under the conditions described in this Agreement.

5.0	For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties enter into this Agreement and shall be bound by its terms.

B. AGREEMENT.

1.0	Term. The initial term of this Agreement shall commence on the Effective Date and shall continue for year(s) (the “Initial Term”). Thereafter, this Agreement shall continue automatically for successive one (1) year periods, subject to the adjustment of fees pursuant to Section 6, below .

2.0	Exclusivity. Both Parties hereby agree to exclusively utilize each other for all emergency medical services.

3.0	MedAire Responsibilities.

3.1. MedAire’s MedLink service will be available twenty-four (24) hours per day, seven (7) days per week, to answer calls from COMPANY. As part of the MedLink service, MedAire will provide 24-hour access via telephone or radio to a physician for consultation related to medical events. If MedAire records calls by COMPANY for MedLink services the recordings shall be saved for one hundred twenty (120) days after the date of the call.

3.2.	MedAire personnel will assist in training and orientation of COMPANY personnel on access and utilization of the MedLink services. For any such training or orientation, the parties will mutually agree upon (a) the date, place, duration time and scope of, and (b) any costs, such as for personnel, materials, travel, lodging, or meals to be paid by COMPANY.

4.0	COMPANY Responsibilities. COMPANY shall not offer or agree to incur or assume any obligations or commitments in the name of MEDAIRE or for MEDAIRE without MEDAIRE’s prior written approval.

EXTRAORDINARY CASE WHERE COMPANY MAY UTILIZE ALTERNATIVE SERVICES.

Notwithstanding any provision of this Agreement to the contrary, COMPANY may utilize the services of an alternative vendor or supplier in the case where (a) MEDAIRE has shown a pattern in the course of this Agreement where it has not provided acceptable products and/or services, (b) COMPANY has notified MEDAIRE of this fact in writing in accordance with the notice provisions set out below at each point during the process by which MEDAIRE has demonstrated the pattern set out in subsection a below, and (c) COMPANY has a good faith basis to believe that MEDAIRE will be unable to perform the service or provide the product in an acceptable manner and COMPANY has a good faith basis to believe that MEDAIRE’s failure to do so will cause irreparable injury to COMPANY. Nothing herein shall permit COMPANY to terminate this entire Agreement under the provisions of this subparagraph.

5.0	Compensation. As compensation for Services rendered, both Parties agree to compensate each other for expenses incurred and billed.

6.0	Payments. Both Parties shall invoice each other for services rendered on a monthly basis. Invoices shall be payable within thirty (30) days of issue. All said invoices shall be sent to the attention of:

As to MedAire:

Contact:	Michelle Hanson

Title:	CFO, MedAire, Inc.

As to COMPANY

Contact:	Angela Chan

Title:	Operating Manager

Global Doctor Beijing Response Center

7.0	Late Fees. If invoiced amounts are not paid on or before the due date, both PARTIES shall pay all sums due plus a late charge equal to one and a half percent (1 1/2%) per calendar month, or part thereof, of such sums due until fully paid.

8.0	Notices. All payments, notices, demands and other communications of any kind required by this Agreement to be in writing shall be made by delivering a copy thereof to the other party or by facsimile transmission or mailing a copy thereof by registered or certified mail, postage prepaid, with return receipt requested to the mailing address set forth in this Agreement. Said payment, notice, demand or other communication will be effective upon receipt. Receipt shall be deemed to occur upon the earlier of actual receipt or two (2) days after such copy is properly mailed in accordance with the provisions hereof. Notices shall be addressed as follows:

To:	David Wong	CEO
	Global Doctory Pty LTD.
	7 Brandon St.
	South Perth
	Western Australia	6151

To:	MedAire:	James E. Lara
President & Chief Operating Officer
MedAire, Inc.
80 E. Rio Salado Parkway, Suite 610
Tempe, AZ 85281

9.0	Proprietary Information. Proprietary Information means all information, including, but not limited to, business or technical information, quotations, designs, concepts, requirements, documents, specifications, schematics, prototypes, software, components, customer lists, patient names and information, training information, business methods, hospital names and ratings, disclosed in any manner, whether orally, in written or electronic form, to the PARTIES.

9.1	Limited Distribution. A party receiving Proprietary Information (hereinafter, “Receiving Party”) will limit access to Proprietary Information it receives to its employees who (a) have a need to know the Proprietary Information for the purposes set forth in this Agreement, and (b) have executed a written confidentiality agreement with provisions at least as strict as those contained herein regarding the use and disclosure of Proprietary Information. A Receiving Party will copy Proprietary Information only as reasonably necessary for it to complete the purposes of this Agreement. In the event that a Receiving Party intends to disclose the Proprietary Information to a third party, the Proprietary Information shall be disclosed (i) only after obtaining written authorization from the party who disclosed the Proprietary Information (hereinafter, “Disclosing Party”), and (ii) only if said third party has executed a written confidentiality agreement with provisions at least as restrictive as those contained herein regarding the use and disclosure of Proprietary Information.

9.2	Limitations on Use or Disclosure. A Receiving Party will hold Proprietary Information in confidence in accordance with this Agreement. A Receiving Party may use Proprietary Information only for the purposes set forth in this Agreement. A Receiving Party will not disclose Proprietary Information to any person or entity except as set forth in this Agreement.

9.3	Duty of Care. A Receiving Party will satisfy its obligations to protect Proprietary Information from misuse or unauthorized disclosure by exercising reasonable care. Such care will include protecting Proprietary Information using those practices required by law to maintain the Proprietary Information as a trade secret.

9.4	Exceptions to Duty. This Agreement does not restrict disclosure or use of information that would otherwise qualify as Proprietary Information if the Receiving Party can show that any one of the following conditions exists.

(a)	The Receiving Party knew (as can be shown by documentary evidence predating the date of the first original signature to this original Agreement) the information prior to disclosure by the Disclosing Party and held it without restriction as to further disclosure.

(b)	Another source disclosed the information to the Receiving Party without breaching obligations of confidentiality and did not restrict the Receiving Party in its further use or disclosure.

(c)	The information was already in the public domain when the Disclosing Party disclosed it to the Receiving Party, or entered the public domain after the Disclosing Party disclosed it under this Agreement, but through no fault of the Receiving Party.

(d)	Public disclosure is required by government regulation or order. In such case the Receiving Party shall publicly disclose the minimum amount of Proprietary Information of the Disclosing Party necessary to comply with the regulation or order.

9.5	Return or Destroy. A Receiving Party will, upon written request of the Disclosing Party (1) destroy all received Proprietary Information, including copies, then in its possession or control, or (2) return all such Proprietary Information and copies to the Disclosing Party.

10.0	Disclaimer of License. Proprietary Information is and remains the property of the Disclosing Party. The Receiving Party does not receive any right or license under any patents, copyright, trade secrets, or the like of the Disclosing Party, except as reasonably necessary to carry out the objectives of this Agreement.

11.0	Disclaimer of Warranty. Neither party warrants that a Receiving Party’s use of information it receives under this Agreement will be free from claims by nonparties for infringement or misappropriation of intellectual property rights. A Disclosing Party does not warrant that any information it discloses is complete, accurate, or free from defects.

12.0	Trademark and Service Mark Usage. Neither party shall use the other party’s trademarks, trade names, or service marks without prior written consent of the other party save that MedAire shall have an irrevocable, perpetual and royalty-free licence to make a reference as follows in relation to the operation of PT Global Doctor/Global Doctor Ltd in Indonesia/Thailand/India and Malaysia which COMPANY has acquired from MedAire and/or its affiliates:

MedAire shall also allow COMPANY to use the phrase:

“In association with MedAire, Inc”

Company shall use such reference in the form and manner, and with appropriate legends, as prescribed from time to time by MedAire. The Company shall not use such reference in connection with any other trademarks, service marks or logos or tradenames without the approval of MedAire. Any use of such reference or of statements that imply endorsement, affiliation, certification or other relationship — where none exists — are strictly prohibited. MedAire may terminate COMPANY’s right to use such reference if any use thereof is in a manner not approved by MedAire or not in accordance with MedAire’s guidelines for use or is in any way disparaging, diluting or adversely affecting the goodname or validity of MedAire’s trademarks. The right by COMPANY to use such reference shall automatically terminate upon the termination or expiration of this Agreement.

13.0	Noncompete. COMPANY agrees not to compete with MedAire by supplying or providing, or assisting another to supply or provide (a) medical services or equipment for use on (i) airplanes, (ii) boats, or (iii) common carriers of any type, or (b) medical consultation services to travelers. MedAire agrees not to compete with COMPANY by providing air transportation services. The parties acknowledge that this provision was bargained for, is supported by adequate consideration (part of which is the disclosure of MedAire Proprietary Information), and is reasonable as to its scope (worldwide) and duration (the term of this Agreement and two years thereafter).

14.0	Termination. If either party fails or refuses to perform the material terms and conditions of this Agreement and fails to adequately correct such neglect or failure within thirty (30) days after written notice thereof, this Agreement shall terminate immediately and automatically, without further notice, upon the expiration of such thirty (30) day period. Such written notice shall set forth the nature of alleged neglect or failure in the performance of the terms of this Agreement and shall designate the specific Section(s) herein that relate to the alleged neglect or failure. The sections of this Agreement that shall survive termination are Proprietary Information, Trademark and Service Mark usage, Noncompete and Choice of Law and Forum.

15.0	Choice of Law and Forum. The substantive laws of the United States and the state of Arizona, without reference to its conflicts of laws rules, shall govern this Agreement. The state and federal courts of Arizona shall have exclusive jurisdiction over any dispute involving the formation, interpretation or enforcement of this Agreement and each party hereby consents to personal jurisdiction in the state and federal courts of Arizona, County of Maricopa with respect to any such dispute.

16.0	Severance. In the event a court of competent jurisdiction finds any provision herein illegal or unenforceable, the illegal or unenforceable provision shall be enforced to the greatest extent allowed by law in accordance with the parties’ intent as reflected by this Agreement. If any provision herein is found to be illegal or unenforceable, it shall not affect the enforceability of the remaining provisions of this Agreement.

17.0	Integration. This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein and supersedes all other writings and oral agreements.

18.0	Assignment. This Agreement may not be assigned, including any assignment to any entity that assumes all or substantially all of the stock, assets or control of a party, by either party without written authorization from the other party.

19.0	Nature of Agreement. The parties hereby agree that the terms of this Agreement have been negotiated and agreed based on the particular circumstances of COMPANY and that any assignment of this Agreement to a different COMPANY would substantially alter the character of MedAire’s obligations hereunder. The parties hereby agree that this Agreement should be deemed to be a “personal services contract” for purposes of applicable bankruptcy law.

20.0	Conflicts. If for any reason COMPANY, or any of its successors or assigns, at any time is a party to two or more separate agreements with MedAire, by virtue of merger, acquisition, assignment in bankruptcy or otherwise, MedAire shall have the right to terminate any of such agreements in its sole discretion by providing 30 days notice to COMPANY.

21.0	Relationship of the Parties. The parties are independent contractors. Each will bear all costs and expenses it incurs in connection with this Agreement. Neither party has the authority to bind the other to any third party commitments. MedAire and its employees are not to be considered employees of COMPANY for any purpose, nor are COMPANY’s employees to be considered employees of MedAire. The parties further agree that MedAire’s service, including its MedLink services, are advisory in nature and that all decisions concerning the aircraft and the safety of COMPANY’s passengers shall remain the responsibility of COMPANY. COMPANY and MedAire agree to protect the physician/patient relationship and patient confidentiality as required by applicable laws and agree that neither will publicly disclose the identity of any passenger/patient, absent valid, legal authority for such disclosure, or a reasonable belief that there is medical necessity for the disclosure.

22.0	Records. All records maintained by COMPANY and MedAire concerning MedLink services to be performed under this Agreement shall be the property of the holder thereof, but each party shall be entitled to a full copy of the other party’s records upon written request, provided no violation of patient confidentiality or ethical standards is involved. This paragraph does not apply to attorney/client communications or work product, which shall remain confidential and privileged. Unless another time is provided for herein or is required by law, all records created by each party in connection with this Agreement shall be maintained for a minimum period of the Term of this Agreement plus six months.

23.0	Representations and Warranties.

23.1	MedAire represents and warrants that the individual signing this Agreement is duly authorized on behalf of MedAire to execute this agreement and bind MedAire to the obligations herein.

23.2	COMPANY represents and warrants that the person signing this Agreement on behalf of COMPANY is duly authorized to execute this Agreement and bind COMPANY to the obligations herein.

24.0	Indemnification.

24.1 In the event of an unauthorized disclosure of Proprietary Information by a Receiving Party, employee of a Receiving Party or third party to whom the Receiving Party disclosed Proprietary Information, the Receiving Party shall (a) indemnify the Disclosing Party for any monetary damages due to the unauthorized disclosure, and (b) pay the Receiving Party’s reasonable legal fees associated with obtaining an injunction and/or monetary damages caused by the unauthorized disclosure.

24.2 COMPANY shall indemnify and hold harmless MedAire against all actions, claims and demands whatsoever, including costs, expenses and attorney’s fees resulting from or claimed to have resulted from any alleged intentional or negligent acts or omissions of COMPANY or its employees under this Agreement, including actions not in conformance with, or without, the direction of MedAire.

24.3 MedAire shall indemnify and hold harmless COMPANY against all actions, claims and demands whatsoever, including costs, expenses and attorney’s fees resulting from or claimed to have resulted from any gross negligence or intentional acts or omission of its employees, or COMPANY’s employees when acting upon the specific direction of MedAire under this Agreement at the time of the event or occurrence upon which such actions, claims or demands are based.

24.4 Where both MedAire and COMPANY, or their respective employees, agents or representatives participated in the liability causing event, each party shall contribute to the common liability a pro rata share based upon its relative degree of fault as established by compromise, arbitration or litigation.

25.0	Liability. Neither party will be liable for any incidental, special, punitive, indirect or consequential damages, business interruption or lost profits under any contract, tort (including negligence), strict liability, breach of warranty, or other legal or equitable theory, even if either party has been advised of the possibility of such damages. In no event shall either party’s cumulative liability to the other party exceed the amount contracted for under this Agreement.

26.0 General Provisions.

26.1	Any modification to this Agreement must be in a writing executed by the parties.

26.2	The marginal headings appearing herein are for convenience only and are not part of this Agreement, nor do they limit or amplify any terms or provisions hereof.

26.3	In the event of any legal action or proceeding brought by either party hereto against the other arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees costs incurred in such legal proceeding.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first written above.

MEDAIRE, INC.

BY:     BY:

ITS:     ITS:

Annexure 4

Last Accounts and 2006 Accounts

Annexure 5

Global Telecommunication Network
Technology (Nanjing) Limited
Global Doctor Pty Limited

Company Group Structure Chart (Showing the Company and all existing subsidiaries other than the Excluded Entities).

100%